                                               REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                                   38-0549190
(State or other jurisdiction               (I.R.S. Employee Identification No.)
of incorporation or organization)

        The American Road
        Dearborn, Michigan                             48121-1899
(Address of principal executive offices)               (Zip Code)

                    FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                           PLAN FOR HOURLY EMPLOYEES
                            (Full Title of the Plan)

                             J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899


                         Dearborn, Michigan  48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF                         OFFERING PRICE PER      AGGREGATE OFFERING
   SECURITIES TO BE      AMOUNT TO BE    OBLIGATION              PRICE                   AMOUNT OF
       REGISTERED        REGISTERED                                                   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
 Common Stock,            4,000,000
 $1.00 par value            shares         $28.75                 $115,000,000          $39,655.45
=====================================================================================================================

    *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995 and as trustee under the Plan, during 1995 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the market price of Common Stock of the Company on November 20, 1995 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                        FORD MOTOR COMPANY TAX-EFFICIENT
                       SAVINGS PLAN FOR HOURLY EMPLOYEES

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS
                              ____________________

   The contents of Registration Statements Nos. 33-61107, 33-58255, 33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 are incorporated herein by reference.

                              ____________________


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statemet:

                (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

                (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 8. EXHIBITS.

EXHIBIT 4.A  -  Ford Motor Company Tax-Efficient Savings Plan for Hourly
                Employees.  Filed with this Registration Statement.

EXHIBIT 4.B  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed with this Registration Statement.

EXHIBIT 4.C  -  Copy of Letter Agreement effective February 1, 1993 between
                Lehman Government Securities, Inc. and Comerica Bank, as Trustee. Filed as Exhibit 4.J to Registration Statement No. 33-54275 and incorporated herein by reference.

EXHIBIT 4.D  -  Copy of Group Annuity Contract effective January 1, 1994 between The Prudential Insurance Company of America and Comerica Bank, as Trustee. Filed as Exhibit 4.K to Registration Statement No. 33-54275 and incorporated herein by reference.

EXHIBIT 4.E  -  Copy of Group Annuity Contract effective January 1, 1995 between John Hancock Mutual Life Insurance Company and Comerica Bank, as Trustee. Filed with this Registration Statement.

EXHIBIT 5.A  -  Opinion of Thomas J. DeZure, an Assistant Secretary and Counsel
                of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

EXHIBIT 5.B  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 33-58255 and incorporated herein by reference.

EXHIBIT 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

EXHIBIT 23   -  Consent of Independent Certified Public Accountants.  Filed
                with this Registration Statement.

EXHIBIT 24.A -  Powers of Attorney authorizing signature.  Filed as Exhibit
                24.1 to Registration Statement No. 33-58785 and incorporated herein by reference.

EXHIBIT 24.B -  Power of Attorney authorizing signature.  Filed as with this
                Registration Statement.

EXHIBIT 24.C  -   Certified resolutions of Board of Directors authorizing
                  signature pursuant to a power of attorney.  Filed as
                  Exhibit 24.2 to Registration Statement No. 33-58785 and incorporated herein by reference.


                                   SIGNATURES


   The Plan. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEARBORN, STATE OF MICHIGAN, ON THIS 28TH DAY OF NOVEMBER, 1995.



                                   FORD MOTOR COMPANY TAX-EFFICIENT
                                   SAVINGS PLAN FOR HOURLY EMPLOYEES


                                   By: /s/Lee Mezza
                                      ---------------------------------------
                                      LEE MEZZA, CHAIRMAN
                                      TAX-EFFICIENT SAVINGS PLAN COMMITTEE

   The Registrant. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEARBORN, STATE OF MICHIGAN, ON THIS 28TH DAY OF NOVEMBER, 1995.


                                      FORD MOTOR COMPANY

                                      By:  Alex Trotman*
                                         -----------------------------------
                                         (ALEX TROTMAN)
                                         CHAIRMAN OF THE BOARD OF DIRECTORS


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


         Signature                     Title                        Date
         ---------                     -----                        ----

                            Director and Chairman of the
                            Board of Directors, President
                            and Chief Executive Officer
     Alex Trotman*          (principal executive officer)
-------------------
    (ALEX TROTMAN)



     Colby H. Chandler*               Director
-----------------------
    (COLBY H. CHANDLER)



    Michael D. Dingman*               Director               November 28, 1995
-----------------------
   (MICHAEL D. DINGMAN)


                                   Director, Vice
                                   President-Ford
                                 and President and
                               Chief Operating Officer,
     Edsel B. Ford II*        Ford Motor Credit Company
----------------------
    (EDSEL B. FORD II)



     William Clay Ford*               Director
-----------------------
    (WILLIAM CLAY FORD)

         Signature                   Title                          Date
         ---------                   -----                          ----

                                Director and Chairman
   William Clay Ford, Jr.*     of the Finance Committee
---------------------------
  (WILLIAM CLAY FORD, JR.)



    Roberto C. Goizueta*             Director
---------------------------
   (ROBERTO C. GOIZUETA)



  Irvine O. Hockaday, Jr.*           Director
---------------------------
 (IRVINE O. HOCKADAY, JR.)



     Marie-Josee Kravis*             Director
---------------------------
    (MARIE-JOSEE KRAVIS)



        Drew Lewis*                  Director
---------------------------
       (DREW LEWIS)



      Ellen R. Marram*               Director                November 28, 1995
---------------------------
     (ELLEN R. MARRAM)



      Kenneth H. Olsen*              Director
---------------------------
     (KENNETH H. OLSEN)



      Carl E. Reichardt*             Director
---------------------------
     (CARL E. REICHARDT)


                              Director and Vice Chairman
      Louis R. Ross*          and Chief Technical Officer
---------------------------
     (LOUIS R. ROSS)

         Signature                    Title                        Date
         ---------                    -----                        ----

  Clifton R. Wharton, Jr.*           Director
--------------------------
 (CLIFTON R. WHARTON, JR.)



                                 Group Vice President
                              and Chief Financial Officer
      John M. Devine*        (principal financial officer)
--------------------------
     (JOHN M. DEVINE)                                          November 28, 1995




                                 Director of Accounting
  Daniel R. Coulson*         (principal accounting officer)
--------------------------
(DANIEL R. COULSON)





*By: /s/K. S. Lamping
     ---------------------
     (K. S. Lamping,
     Attorney-in-Fact)

                                 EXHIBIT INDEX

                                                                 Sequential Page
                                                                 at which Found
                                                                (or Incorporated
                                                                  by Reference)


EXHIBIT 4.A  -  Ford Motor Company Tax-Efficient Savings Plan for Hourly
                Employees.  Filed with this Registration Statement.

EXHIBIT 4.B  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed with this Registration Statement.

EXHIBIT 4.C  -  Copy of Letter Agreement effective February 1, 1993 between
                Lehman Government Securities, Inc. and Comerica Bank, as Trustee. Filed as Exhibit 4.J to Registration Statement No. 33-54275 and incorporated herein by reference.

EXHIBIT 4.D  -  Copy of Group Annuity Contract effective January 1, 1994 between The Prudential Insurance Company of America and Comerica Bank, as Trustee. Filed as Exhibit 4.K to Registration Statement No. 33-54275 and incorporated herein by reference.

EXHIBIT 4.E  -  Copy of Group Annuity Contract effective January 1, 1995 between John Hancock Mutual Life Insurance Company and Comerica Bank, as Trustee. Filed with this Registration Statement.

EXHIBIT 5.A  -  Opinion of Thomas J. DeZure, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

EXHIBIT 5.B  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement No. 33-58255 and incorporated herein by reference.

EXHIBIT 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

EXHIBIT 23   -  Consent of Independent Certified Public Accountants.  Filed
                with this Registration Statement.

EXHIBIT 24.A -  Powers of Attorney authorizing signature.  Filed as Exhibit
                24.1 to Registration Statement No. 33-58785 and incorporated herein by reference.

EXHIBIT 24.B -  Power of Attorney authorizing signature.  Filed with this
                Registration Statement.

EXHIBIT 24.C - Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit
               24.2 to Registration Statement No. 33-58785 and incorporated herein by reference.